Exhibit 99.1

RELEASE AGREEMENT

This Release Agreement (“Agreement”) is made and entered into as of June 30, 2008 by and between Frederic R. McGill (“Employee”) and DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A. on behalf of itself and its affiliates, officers, directors, employees, agents, attorneys, successors and assigns (collectively “Employer”).

The employment relationship between Employer and Employee terminated as of June 25, 2008 (the “Termination Date”).  Employer and Employee agree that as of the Termination Date, all agreements in connection with Employee’s employment (including but not limited to Employee’s Employment Agreement dated as of September 26, 2007 and Change in Control Agreement dated as of September 26, 2007) shall be terminated and shall be of no further force and effect.

Now therefore, in consideration of Employer’s payment of Nine Hundred Thousand and 00/100 Dollars ($900,000.00), less applicable payroll deductions to Employee, which payment shall be made to Employee within ten (10) business days after the date this Agreement becomes effective, Employer and Employee hereby agree as follows:

1.   Employee acknowledges that Employer has paid Employee all compensation due Employee and has paid Employee for all accrued vacation time, if any, to which Employee is entitled and Employee represents that no Employer property including, but not limited to, files, supplies, computer data and/or other documents or materials, is in Employee’s possession, custody or control.  Notwithstanding the foregoing, (a) Employer shall also pay to Employee any legitimate as-yet un-reimbursed business expenses upon prompt submission of same to Employer with proper documentation and pursuant to Employer’s policy, and (b) Employer shall pay on Employee’s behalf the regular monthly premiums for Employee’s and Employee’s spouse’s participation in Employer’s retiree medical plan until Employee reaches age 65.

2.   Employee hereby releases and forever discharges Employer from all claims, rights, demands, actions, obligations, liabilities, and causes of action of any and every kind, nature and character whatsoever, known or unknown, whether based on a contract (implied, oral or written) or any other theory of recovery, and whether for compensatory, punitive or other damages, including but not limited to any and all claims which Employee may now have, has ever had, or may in the future have, arising from or in any way connected with his employment by Employer.

3.   Employee hereby waives any and all rights or benefits which Employee may have under the terms of Section 1542 of the California Civil Code which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

4.   It is understood and agreed that the payment of any sums under this Agreement shall not be deemed an admission of liability or responsibility at any time for any purpose.

5.   This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.  Any and all prior agreements, representations, negotiations and understandings made by the parties, oral and written, express or implied, are hereby superseded by this Agreement.  In reaching this Agreement, no party has relied upon any representation or promise except those expressly set forth.  No amendment or modification to this Agreement shall be binding between the parties unless it is in writing and signed by both parties.

6.   Employee further understands and acknowledges that:

a.     This Agreement constitutes a voluntary waiver of any and all rights and claims Employee has or may have against Employer as of the date of the execution of this Agreement, including rights or claims arising under the federal Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. Section 621, et seq.;

b.     Employee has knowingly and voluntarily waived rights or claims pursuant to this Agreement and in exchange for consideration, the receipt and adequacy of which is hereby acknowledged and the value of which exceeds payment or remuneration to which Employee was already entitled;

c.     Employee represents that Employee has read this Agreement, has been advised to consult an attorney of his/her choosing concerning this Agreement prior to executing it, and is fully aware of the Agreement’s contents and legal effect;

d.     It is strongly recommended, urged and advised that Employee discuss this Agreement with his attorney before executing it.  Employee expressly acknowledges that he has been provided at least twenty-one (21) days to review and consider this Agreement before signing it.  Should Employee decide not to use the full 21 days, then he knowingly and voluntarily waives any claim that he was not given that period of time or did not use the entire 21 days to consult an attorney or consider this Agreement; and

e.     Employee may revoke this Agreement at any time up to seven (7) calendar days following his execution of this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired (without this Agreement being revoked) which is at 12:01 a.m., on the eighth day following his execution of this Agreement.  If Employee decides to revoke this Agreement, such revocation must be in writing to Employer, and must be received by Employer no later than the end of this revocation period.  If Employee revokes this Agreement, he shall not receive the payment described in the beginning of this Agreement.

7.     This Agreement shall bind and inure to the benefit of the respective heirs, beneficiaries, successors, affiliates and assigns of the respective parties and entities named herein.

8.     If it becomes necessary to enforce this Agreement in any manner whatsoever, including the pleading of this Agreement as a defense, the prevailing party will be entitled to recover reasonable attorneys’ fees from the non-prevailing party.

9.     Any determination that any provision hereof is invalid or unenforceable, in whole or in part, shall have no effect on the validity or enforceability of any remaining provision hereof.  Time is of the essence of this Agreement wherever time is a factor.

10.   This Agreement is entered into in, and shall be governed by and construed and interpreted in accordance with, the laws of the State of California.  Any action to interpret or enforce this Agreement must be brought in a court of competent jurisdiction within Orange County, California.

11.   To the maximum extent permitted by applicable law, Employer and Employee each waive their right to a jury trial.

12.   In consideration for the payments described above, Employee agrees to respond to all inquiries of Employer about any matters concerning Employer or its affairs that occurred or arose during the period of his employment by Employer and Employee further agrees to cooperate fully with Employer in investigating, prosecuting and defending any charges, claims, demands, liabilities, causes of action, lawsuits or other proceedings by, against or involving Employer relating to the period during which he was employed by Employer or relating to matters of which Employee has or should have knowledge or information.  Among other things, Employee agrees on reasonable notice to make himself available and to be interviewed by and to cooperate fully with Employer and its representatives in connection with potential or actual litigation, including providing truthful testimony, depositions, declarations, discovery and trial preparation and proceedings.  In the event the Employee is required to travel in connection with such cooperation, Employer agrees to reimburse him (upon presentation of original travel receipts) for the reasonable costs of airfare, hotel, ground transportation and meals.

13.   Employee will not at any time reveal (either directly or indirectly, to any person, association, business, firm or corporation) or use any trade secret, proprietary information or any confidential information of or concerning Employer learned, obtained, created or originated by Employee during the course of Employee’s employment with Employer including but not limited to, information about its business (including information concerning Employer’s parent, subsidiary and affiliated entities and divisions), assets, financial condition, legal issues, customer or broker information, employee information, analyses, strategies and/or business plans, and methods or procedures of doing business.  It is a continuing obligation of Employee to maintain the confidentiality of such information.  Without limiting the foregoing, for a period of two (2) years following the date of this Agreement, Employee shall not at any time communicate (including about any information that is otherwise available to the public) with members of the press, governmental agencies, financial analysts, or media sources, outlets or conduits of any kind in any way relating to Employer, Employer’s business or Employee’s employment with Employer.  This Section 13 shall not apply to any disclosures required by applicable law.

14.   Employee agrees that for a period of one (1) year after the termination of his employment, Employee will not, directly or indirectly, encourage or solicit any officer, employee or consultant of Employer to leave Employer for any reason, nor will Employee ask, encourage or suggest to any third-party, including any future employer, to encourage or solicit any officer, employee or consultant of Employer to leave Employer.  Further, Employee agrees that for a period of one (1) year after the termination of his employment, Employee will not solicit, encourage or influence any person or entity who is a customer, client or supplier of Employer to cease doing business with Employer, or encourage any customer, client or supplier to use the services of any competitor of Employer.

15.   Employee represents that Employee has read this Agreement, has been advised to consult an attorney of his choosing concerning this Agreement prior to executing it, and is fully aware of the Agreement’s contents and legal effect.  It is strongly recommended, urged and advised that Employee discuss this Agreement with his attorney before executing it.  Should Employee decide not to discuss this Agreement with his attorney, then he knowingly and voluntarily waives any claim that he was not given the opportunity to consult an attorney or consider this Agreement

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

EMPLOYEE:

/s/ Frederic R. McGill
Frederic R. McGill

June 30, 2008
Date

DOWNEY SAVINGS AND LOAN
ASSOCIATION, F.A.

By:

/s/ Daniel D. Rosenthal

Daniel D. Rosenthal
Chief Executive Officer

June 30, 2008
Date